Exhibit 5(a)
Edwards Angell Palmer & Dodge LLP
111 Huntington Avenue
Boston, Massachusetts 02199
August 11, 2009
Lamar Media Corp.
5551 Corporate Boulevard
Baton Rouge, Louisiana 70808
Ladies and Gentlemen:
     We are rendering this opinion in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by Lamar Media Corp., a Delaware corporation (the “Company”), and certain subsidiaries of the Company listed as Additional Registrants in the Registration Statement (the “Subsidiary Guarantors”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof relating to the offer to exchange up to $350,000,000 aggregate principal amount of the Company’s 9 3/4% Senior Notes due 2014, which have been registered under the Securities Act (the “Exchange Notes”), for up to $350,000,000 aggregate principal amount of the Company’s outstanding 9 3/4% Senior Notes due 2014, which have not been so registered (the “Original Notes”). The Original Notes have been, and the Exchange Notes will be, issued by the Company and guaranteed (the “Guarantees”) by the Subsidiary Guarantors under an indenture dated as of March 27, 2009 (the “Indenture”) between the Company, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee. The Exchange Notes are to be offered and exchanged in the manner described in the Registration Statement (the “Exchange Offer”).
     We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with the proceedings of the Board of Directors of the Company in connection with the authorization, issuance and exchange of the Exchange Notes. We have made such other examination as we consider necessary to render this opinion. We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible. In addition, we have relied upon the opinion of Kean, Miller, Hawthorne, D’Armond, McCowan & Jarman, L.L.P. with respect to certain matters relating to the due incorporation and valid existence of the Subsidiary Guarantors, the corporate power and authority of the Subsidiary Guarantors to execute, deliver and perform the Guarantees, and the due execution and delivery by the Subsidiary Guarantors of the Guarantees. Except to the extent of such reliance, the opinion rendered herein is limited to the laws of the State of New York, the Delaware General Corporation Law (including the applicable provisions, if any, of the Delaware Constitution and reported judicial decisions interpreting these laws) and the federal laws of the United States.
     Our opinions set forth below are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting

Lamar Media Corp.
August 11, 2009

creditors’ rights and remedies and to general principles of equity (whether considered in a proceeding in equity or at law).
     Based on the foregoing we are of the opinion that:
1.	The Exchange Notes have been duly authorized by all necessary corporate action of the Company, and when the Registration Statement has become effective under the Securities Act and the Exchange Notes have been duly executed, authenticated and delivered in accordance with the Indenture against receipt of the Original Notes surrendered in the exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute binding obligations of the Company.

2.	The Guarantees, when the Exchange Notes are issued, authenticated and delivered in accordance with the terms of the Indenture and the Exchange Offer, will constitute binding obligations of each Subsidiary Guarantor.
     We hereby consent to the filing of this opinion as part of the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus filed as a part thereof. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act and in consenting to such reference you acknowledge that we have not reviewed and that we have not certified as to any part of the Registration Statement and that we do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.
Very truly yours,

/s/ Edwards Angell Palmer & Dodge LLP

Edwards Angell Palmer & Dodge LLP